SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 3, 2002

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

Westmoreland Coal Company has adopted a policy that provides for the use of pre-arranged trading plans by persons subject to the Company’s insider trading policy and that a number of officers and directors had subsequently established plans prior to the close of the recent trading “window” which ended on December 17, 2001.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated January 3, 2002.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: January 3, 2002	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 99.1

Westmoreland Adopts
SEC Rule 10b5-1 Policy

Colorado Springs, CO – January 3, 2002 -- Westmoreland Coal Company (AMEX: WLB) announced today that it had recently adopted a policy that provides for the use of pre-arranged trading plans by persons subject to the Company’s insider trading policy and that a number of officers and directors had subsequently established plans prior to the close of the recent trading “window” which ended on December 17, 2001.

Such pre-arranged trading plans, which can benefit both insiders and other stockholders, are provided for under the Security and Exchange Commission’s new Rule 10b5-1 which was adopted at the same time as new disclosure Regulation FD and took effect October 23, 2000. The Rule provides a safe harbor from insider trading liability if, among other things, an individual or entity can demonstrate that a purchase or sale occurred pursuant to a binding contract, specific instruction, or written plan put into place when the individual or entity was not in the possession of material nonpublic information. Pre-arranged trading provides insiders with an opportunity to diversify their holdings with confidence that they will not violate insider trading rules even if they are aware of material nonpublic information at the time a trade is executed under the program. Pre-arranged trading plans can also be used in connection with the “cashless” exercise of stock options by insiders, whereby the option exercise price and tax liability on any gain can be covered by a sale of a portion of the options being exercised or of shares already held. Pre-arranged trading can benefit the Company’s stockholders by reducing or eliminating the market disruption that could otherwise occur if the Company’s insiders were to conduct all of their transactions in the relatively brief “window” trading periods which follow the filing of quarterly and annual financial reports. This may be particularly true in cases like Westmoreland where the stock is thinly traded.

The Company policy was adopted during the recent trading window following publication and filing of the Company’s third quarter financial results and report on Form 10-Q. It provides, among other things, that to be valid, a trading plan must include a written formula (such as a limit price) for determining the amount, price and date of the transaction, specify the amount, price (including “at market”) and date of the transaction, or otherwise not permit any subsequent influence over how, when or whether to effect purchases or sales. It also requires each individual to submit their plan to the Company for approval prior to adoption and prohibits adoption during a blackout period or when the individual is in possession of material nonpublic information. Such plans can be terminated at any time, but an insider cannot amend their plan or replace it with another one until the next time trading is permitted under the insider trading policy.

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Texas and North Dakota. The company also owns interests in independent power plants and a 20% interest in an Atlantic coast coal shipping and terminal facility. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector.

Certain statements in this press release which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company’s access to financing; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings, the announced liquidity issues for Washington Group International and other factors discussed in Item 1 and Item 7 of the Company’s Form 10-K for the year ended December 31, 2000, and in the Company’s Form 10-Q for the quarter ended September 30, 2001. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

Contact: Diane Jones (719) 442-2600

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